Exhibit 10.13

HPSC, INC.

AMENDMENT NO. 1 TO THE HPSC, INC. 2000 STOCK INCENTIVE PLAN

WHEREAS, HPSC, Inc. (the “Company”) maintains the HPSC, Inc. 2000 Stock Incentive Plan (the “Plan”) for the benefit of certain eligible employees and directors;

WHEREAS, the Company desires to amend the Plan to extend the post-termination exercise expiration for Director options.

NOW THEREFORE, the Plan is hereby amended as follows

1.                                       Paragraph 5 (b)(iii) is hereby deleted and the following section 5(b)(iii) is substituted therefor:

                Each Director Option shall terminate and may no longer be exercised upon the earliest of (1) ten years after the date of grant, and (2) immediately upon termination of the Participant’s Service for cause.  The Board’s good faith determination of whether the termination of a Director Participant’s Service was for cause shall be binding for purposes of the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 24th day of October, 2001.

HPSC, INC.

By:	/s/ John W. Everets
John W. Everets
Chairman of the Board and Chief Executive Officer